UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2021

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 13, 2021, the Compensation Committee of the Board of Directors of Franklin Resources, Inc. (the “Company”) approved certain restricted stock unit awards under the Company’s 2002 Universal Stock Incentive Plan, as amended, to the below named executive officers (“NEOs”) of the Company for whom disclosure was required in the Company’s most recent 2021 proxy statement filing, in the amount of units set forth opposite each NEO’s name in the table below:

Name and Principal Position	Restricted Stock Units
Jennifer M. Johnson	5,429
President and Chief Executive Officer
Matthew Nicholls	918
Executive Vice President and Chief Financial Officer
Gregory E. Johnson	8,958
Executive Chairman and Chairman of the Board
Craig S. Tyle	950
Executive Vice President and General Counsel
Jed A. Plafker	5,429
Executive Vice President

The above awards were granted to replace the number of restricted stock units forfeited and cancelled under certain performance-based restricted stock unit awards previously granted to each of the NEOs in 2018 (or 2019 for Mr. Nicholls) that would have vested in 2021 had such prior awards excluded certain material, one-time expenses (such as acquisition costs) from the applicable operating margin performance criteria. Expenses of this type were excluded from the operating margin performance criteria for subsequently issued performance-based awards. The awards listed above are subject to service-based vesting with a vesting date of December 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	December 17, 2021	/s/ Thomas C. Merchant
Thomas C. Merchant
Vice President and Secretary

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